Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the use in this Registration Statement on Form F-1 of our report dated July 19, 2024 relating to the financial statements of ALE Group Holding Limited as of March 31, 2023 and 2024 and for the years ended March 31, 2023 and 2024 appearing in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

New York, New York

June 26, 2025